Exhibit 99.1

Acadia Realty Trust Reports Third Quarter 2010 Operating Results

NEW YORK--(BUSINESS WIRE)--October 26, 2010--Acadia Realty Trust (NYSE:AKR), today reported operating results for the quarter and nine months ended September 30, 2010. All per share amounts are on a fully diluted basis.

Third Quarter 2010 Highlights

EPS of $0.13; FFO of $0.26

•	Funds from operations (“FFO”) per share of $0.26 and Earnings per share (“EPS”) from continuing operations of $0.13 for third quarter 2010

Steady Core Portfolio Performance

•
Current occupancy of 91.2% decreased 180 basis points from second quarter 2010 as a result of the accretive re-anchoring at one location for which replacement leases have been executed for the entire former anchor space

•	Same store net operating income (“NOI”) decreased 0.5% for third quarter 2010 compared to third quarter 2009

Strong Balance Sheet

•	Core portfolio debt, net of cash on hand (“Net Debt”) to EBIDTA ratio of 4.0x

•	Cash on hand and availability under current credit facilities of $136 million at September 30, 2010

Mezzanine and Preferred Equity Portfolio

•	Received full repayment of principal and accrued interest totaling $49.4 million on one of the Georgetown, Washington D.C. portfolios representing a 14.8% total return on this 2008 investment

Third Quarter and Nine Months ended September 30, 2010 Operating Results

For the quarter ended September 30, 2010, FFO was $10.5 million, compared to $13.4 million for the quarter ended September 30, 2009. For the nine months ended September 30, 2010, FFO was $38.3 million compared to $39.6 million for the nine months ended September 30, 2009.

Earnings for the quarters and nine months ended September 30, 2010 and 2009 were as follows:

	Quarters ended September 30,			Nine Months ended September 30,
	2010	2009	Variance	2010	2009	Variance
FFO per share	$0.26	$0.33	$(0.07)	$0.94	$1.03	$(0.09)
EPS from continuing
operations	$0.13	$0.18	$(0.05)	$0.57	$0.63	$(0.06)
EPS	$0.13	$0.18	$(0.05)	$0.57	$0.66	$(0.09)

Following are the factors which contributed to the variance in EPS from continuing operations for the quarter and nine months ended September 30, 2010 as compared to the corresponding periods in 2009:

	Variance 2010 v. 2009
	Quarter	Nine months
2009 lease termination income	$(0.06)	$(0.07)
2009 impairment charge related to a Fund I unconsolidated investment, net of noncontrolling interests’ share	0.04	0.04
2010 non-cash gain on purchase	--	0.15
2009 gain on extinguishment of convertible debt	--	(0.19)
2009 reserve for mezzanine loan and development costs	--	0.06
2009 income from forfeited contract deposit	--	(0.05)
2010 income tax effect of increased TRS earnings	(0.03)	--
Total variance	$(0.05)	$(0.06)

Discontinued operations decreased $0.03 for the nine months ended September 30, 2010 as compared to the same period in 2009 primarily as a result of a gain recognized on the sale of six Kroger Supermarket locations in the first quarter 2009.

Strong Balance Sheet with Low Leverage and Available Capital

As of September 30, 2010, Acadia’s solid balance sheet was evidenced by the following:

Strong Liquidity

•
Total liquidity of $136 million, including $91 million of cash and $45 million available under existing lines of credit, excluding the cash and credit facilities of the Company’s opportunity funds (“Funds”)

•
$406 million of committed Fund III investor capital is unfunded as of September 30, 2010 of which $350 million of unallocated investor capital commitments is available to fund Fund III’s future acquisitions and to repay outstanding subscription line borrowings. Acadia’s pro-rata share of the $406 million of total unfunded capital is $81 million

Low Leverage

•	Core portfolio Net Debt to EBIDTA ratio of 4.0x. Including the Company’s pro-rata share of the Fund debt, a Net Debt to EBITDA ratio of 4.9x

•	Core portfolio fixed-charge coverage ratio of 3.0 to 1 and combined fixed-charge coverage ratio, including core portfolio and Funds, was also 3.0 to 1 for the quarter ended September 30, 2010

Low Exposure to Interest Rate Variability

•
100% of the Company’s core portfolio debt is fixed at an average interest rate of 6.0%. Including the Company’s pro-rata share of the Fund debt, 87% of the Company’s debt is fixed at an average interest rate of 5.5%

Steady Core Portfolio Performance

Portfolio Occupancy

At September 30, 2010, Acadia’s core portfolio occupancy was 91.2% which was consistent with the Company’s forecast. This represents a decrease of 180 basis points from 93.0% occupancy at June 30, 2010 and a 140 basis point decrease over year-end 2009 occupancy of 92.6%. Acadia’s combined portfolio occupancy, including its core portfolio and Funds, was 90.8% as of September 30, 2010, which represents a decrease of 160 basis points from occupancy at June 30, 2010 and a decrease of 110 basis points from year-end 2009.

As previously discussed by the Company, the current quarter decrease in occupancy is a result of the re-anchoring of the New Loudon Shopping Center in Latham, NY. Leases to expand the existing Price Chopper supermarket and a new Hobby Lobby have been executed to replace a 65,000 square foot Bon Ton store at a 50% increase in base rent. While this represents a 170 basis points decline in portfolio occupancy, there is no negative impact on the leased occupancy within Acadia’s portfolio. However, reported occupancy, which includes only tenants currently paying rent, will be temporarily impacted until the replacement tenants open during the first half of 2011.

Same Store NOI

For the quarter ended September 30, 2010, core portfolio same store NOI decreased 0.5% compared to the quarter ended September 30, 2009. For the nine months ended September 30, 2010, core portfolio same store NOI decreased 0.8% from the nine months ended September 30, 2009. This result compares favorably to both management’s original 2010 same store NOI forecast range of -2% to -4% and the updated forecast range, which was revised during the second quarter of 2010, of 0% to -2%.

Leasing Activity

During the third quarter of 2010, the Company realized a decrease in average rents of 12.8% in its core portfolio on 31,000 square feet of new and renewal leases. This was primarily due to the renewal of a 25,000 square foot tenant at a reduced rent at the Company’s Mad River Station shopping center located in Dayton, Ohio. Excluding the effect of the straight-lining of rents, the Company experienced a 15.4% decrease in average rents.

For the nine months ended September 30, 2010, the Company realized a decrease in average rents of 2.6% in its core portfolio on 221,000 square feet of new and renewal leases. Excluding the effect of the straight-lining of rents, the Company experienced a 9.6% decrease in average rents.

Mezzanine and Preferred Equity Portfolio – Georgetown Investment Repaid in Full

During September 2010, one of the Company’s Georgetown, Washington D.C. mezzanine investments, which was secured by a portfolio of 18 properties, was fully liquidated. The Company received $40.0 million of principal along with $9.4 million of accrued interest. Acadia generated a 14.8% total return on this investment, which commenced during June of 2008.

The remaining portfolio, which includes a separate $8.0 million Georgetown, Washington D.C. mezzanine investment secured by five properties, totals $87.6 million and is currently earning interest at approximately 17%.

Opportunity Fund Activity - Anchor Lease Signed at Westport, Connecticut Project

During the third quarter, the Company executed a lease with Gap Inc. to occupy three levels at Fund III’s 125 Main Street, Westport, Connecticut redevelopment project. Construction has commenced on the project which is now 77% pre-leased. Gap is anticipated to open in the second half of 2011.

Outlook - Earnings Guidance for 2010

The Company reaffirms its previously revised 2010 FFO and EPS forecast ranges. On a fully diluted basis, the Company forecasts that 2010 annual FFO will range from $1.20 to $1.25 per share and 2010 EPS from $0.71 to $0.76 per share. The high end of guidance includes income from other sources which may include contributions from new acquisitions, income from Acadia’s RCP investments or promote income from Acadia’s opportunity funds.

Management Comments

“We are pleased with our third quarter results, which reflect a stabilizing core portfolio and a very strong capital position,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “Looking forward, our strong balance sheet, discretionary investment fund capital and value-add focus, position us to capitalize on a variety of investment opportunities.”

Investor Conference Call

Management will conduct a conference call on Wednesday, October 27, 2010 at 12:00 PM ET to review the Company's earnings and operating results. The live conference call can be accessed by dialing 866-788-0541 (internationally 857-350-1679). The pass code is “Acadia”. The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com. If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888), and the passcode will be 13361622. The phone replay will be available through Wednesday, November 3, 2010.

Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of retail and mixed-use properties, including neighborhood and community shopping centers located in dense urban and suburban markets in major metropolitan areas.

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential opportunities arising from continued economic uncertainty. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s most recent annual report on Form 10-K filed with the SEC on March 1, 2010 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial environment and its effect on retail tenants; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of our properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Nine Months ended September 30, 2010 and 2009
(dollars in thousands, except per share data)

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
Revenues	2010	2009	2010	2009

Minimum rents	$27,980	$25,877	$79,414	$70,922
Percentage rents	61	64	320	392
Mortgage interest income	5,206	4,908	15,437	14,867
Expense reimbursements	4,939	4,868	15,839	15,252
Lease termination income	--	2,500	65	2,726
Other property income	729	362	1,663	1,550
Management fee income	346	316	1,182	1,517
Other	--	--	--	1,700
Total revenues	39,261	38,895	113,920	108,926
Operating expenses
Property operating	7,255	6,419	21,671	20,965
Real estate taxes	4,771	4,552	13,644	12,305
General and administrative	5,317	5,226	15,852	16,575
Depreciation and amortization	10,341	10,377	28,546	27,412
Abandonment of project costs	--	53	3	2,484
Reserve for notes receivable	--	--	--	1,734
Total operating expenses	27,684	26,627	79,716	81,475
Operating income	11,577	12,268	34,204	27,451
Equity in earnings (losses) of unconsolidated affiliates	143	(193)	610	(3,451)
Impairment of investment in unconsolidated affiliate	--	(3,655)	--	(3,655)
Other interest income	175	161	462	373
Interest expense and other finance costs	(8,829)	(8,329)	(25,927)	(23,782)
Gain from bargain purchase	--	--	33,805	--
Gain on extinguishment of debt	--	11	--	7,057
Income from continuing operations before income taxes	3,066	263	43,154	3,993
Income tax (expense) benefit	(785)	273	(1,869)	(1,349)
Income from continuing operations	2,281	536	41,285	2,644

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Nine Months ended September 30, 2010 and 2009
(dollars in thousands, except per share data)

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2010	2009	2010	2009

Discontinued operations:
Operating income from discontinued operations	--	32	--	225
Gain on sale of property	--	--	--	5,637
Income from discontinued operations	--	32	--	5,862
Net income	2,281	568	41,285	8,506
Loss (income) attributable to noncontrolling interests in subsidiaries:
Continuing operations	2,836	6,740	(18,240)	21,101
Discontinued operations	--	(1)	--	(4,866)
Net loss (income) attributable to noncontrolling interests in subsidiaries	2,836	6,739	(18,240)	16,235

Net income attributable to Common Shareholders	$5,117	$7,307	$23,045	$24,741

Supplemental Information
Income from continuing operations attributable to Common Shareholders	$5,117	$7,276	$23,045	$23,745
Income from discontinued operations attributable to Common Shareholders	--	31	--	996
Net income attributable to Common Shareholders	$5,117	$7,307	$23,045	$24,741

Net income attributable to Common Shareholders per Common Share – Basic
Net income per Common Share – Continuing operations	$0.13	$0.18	$0.57	$0.63
Net income per Common Share – Discontinued operations	--	--	--	0.03
Net income per Common Share	$0.13	$0.18	$0.57	$0.66
Weighted average Common Shares	40,169	39,686	40,096	37,415

Net income attributable to Common Shareholders per Common Share – Diluted 2
Net income per Common Share – Continuing operations	$0.13	$0.18	$0.57	$0.63
Net income per Common Share – Discontinued operations	--	--	--	0.03
Net income per Common Share	$0.13	$0.18	$0.57	$0.66
Weighted average Common Shares	40,431	39,968	40,335	37,629

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Nine Months ended September 30, 2010 and 2009
(dollars in thousands, except per share data)

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS 3

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income attributable to Common Shareholders	$5,117	$7,307	$23,045	$24,741

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share):
Consolidated affiliates	4,967	5,441	13,757	14,239
Unconsolidated affiliates	354	494	1,187	1,232
Gain on sale (net of noncontrolling interests' share):
Consolidated affiliates	--	--	--	(929)
Unconsolidated affiliates	--	--	--	--
Income attributable to noncontrolling interests’ in Operating Partnership	64	133	309	344

Distributions – Preferred OP Units	5	5	14	14

Funds from operations	$10,507	$13,380	$38,312	$39,641
Funds from operations per share – Diluted
Weighted average Common Shares and OP Units 4	40,905	40,641	40,841	38,301
Funds from operations, per share	$0.26	$0.33	$0.94	$1.03

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights 1
For the Quarters and Nine Months ended September 30, 2010 and 2009
(dollars in thousands)

RECONCILIATION OF OPERATING INCOME TO NET PROPERTY
OPERATING INCOME (“NOI”) 3

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating income	$11,577	$ 12,268	$34,204	$27,451

Add back:
General and administrative	5,317	5,226	15,852	16,575
Depreciation and amortization	10,341	10,377	28,546	27,412
Abandonment of project costs	--	53	3	2,484
Reserve for notes receivable	--	--	--	1,734
Less:
Management fee income	(346)	(316)	(1,182)	(1,517)
Mortgage interest income	(5,206)	(4,908)	(15,437)	(14,867)
Other income	--	--	--	(1,700)
Lease termination income	--	(2,500)	(65)	(2,726)
Straight line rent and other adjustments	(963)	(2,120)	(2,673)	(1,673)

Consolidated NOI	20,720	18,080	59,248	53,173

Noncontrolling interest in NOI	(6,583)	(3,657)	(17,406)	(10,642)
Pro-rata share of NOI	$14,137	$ 14,423	$41,842	$42,531

SELECTED BALANCE SHEET INFORMATION
	As of
	September 30, 2010	December 31, 2009

Cash and cash equivalents	$110,703	$93,808
Rental property, at cost	1,058,529	1,070,066
Total assets	1,490,748	1,382,464
Notes payable	832,151	780,094
Total liabilities	916,908	849,987

Notes:

1 For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

2 Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

3 The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

4 In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 449 and 673 OP Units into Common Shares for the quarters ended September 30, 2010 and 2009, respectively and 506 and 673 OP Units into Common Shares for the nine months ended September 30, 2010 and 2009, respectively. Diluted FFO also includes the assumed conversion of Preferred OP Units into 25 Common Shares for the quarter ended September 30, 2009, and for each of nine months ended September 30, 2010 and 2009. In addition, diluted FFO also includes the effect of employee share options of 262 and 257 Common Shares for the quarters ended September 30, 2010 and 2009, respectively, and 214 and 189 Common Shares for the nine months ended September 30, 2010 and 2009, respectively.

CONTACT:
Acadia Realty Trust
Jon Grisham, 914-288-8100